SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/28/2003
FILE NUMBER 811-7892
SERIES NO.: 1

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class          $46,224
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class     $2,799
              Personal Investment Class    $742
              Cash Management Class        $6,493
              Reserve Class                $467
              Resource Class               $1,232


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $000.0071
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class     $000.0056
              Personal Investment Class    $000.0044
              Cash Management Class        $000.0067
              Reserve Class                $000.0029
              Resource Class               $000.0063



74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           5,282,445
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class      506,356
              Personal Investment Class     154,815
              Cash Management Class         645,574
              Reserve Class                 159,029
              Resource Class                136,472


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class          $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class     $ 1.00
              Personal Investment Class    $ 1.00
              Cash Management Class        $ 1.00
              Reserve Class                $ 1.00
              Resource Class               $ 1.00